                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): September 6, 2000

                         Commission File Number: 0-27118

                               PHARMACOPEIA, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                      0-27118                  33-0557266
--------------------------------------------------------------------------------
(State or other jurisdiction of      (Commission             (I.R.S. Employer
incorporation or organization)       File Number)             Identification
No.)

Cn 5350, Princeton, New Jersey                             08543-5350
--------------------------------------------------------------------------------
(Address of principal executive offices)                   (Zip code)

                                 (609) 452-3600
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
--------------------------------------------------------------------------------
      (Former name, former address and former fiscal year, if changed since last report)

This Form 8-K/A amends the Form 8-K filed on September 20, 2000 to include the required financial statements and pro forma financial information and exhibits.


Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

The following financial statements and exhibits are filed as part of this Report, where indicated.

(a)      Financial statements of business acquired.

         Attached hereto are audited combined balance sheets of the Oxford Molecular Group: Software Division as of December 31, 1999 and 1998, and combined profit and loss accounts and combined cash flow statements for the years ended December 31, 1999, 1998 and 1997.

         Attached hereto are unaudited combined balance sheets of the Oxford Molecular Group: Software Division as of June 30, 2000 and 1999, and combined profit and loss accounts and combined cash flow statements for the six month periods ended June 30, 2000 and 1999.

(b)      Pro forma financial information.

         Attached hereto is the unaudited pro forma condensed combined balance sheet of Pharmacopeia as of June 30, 2000, the unaudited pro forma condensed combined statement of operations for year ended December 31, 1999, and the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2000, based on Pharmacopeia's historical financial statements as adjusted to give effect to the acquisition of the Oxford Molecular Group: Software Division.

(c)      Exhibits.

         Exhibit Number                         Description
         --------------                         -----------

               2 Agreement for the sale and purchase of the entire issued share capital of Oxford Molecular Limited and Chemical Design Holdings plc and all of the outstanding stock of Oxford Molecular Group, Inc. dated August 8, 2000 between Oxford Molecular Group Plc, Molecular Simulations, Inc. and Pharmacopeia, Inc. (Filed as an exhibit to Pharmacopeia's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 16, 2000, and incorporated herein by reference.)

               23          Consent of KPMG LLP, Independent Auditors.

               99 Text of press release, dated September 6, 2000, issued by Pharmacopeia, Inc. (Filed as an exhibit to Pharmacopeia's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 20, 2000, and incorporated herein by reference.)

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          PHARMACOPEIA, INC.

                                 By:      /s/ Bruce C. Myers
                                         ---------------------------------------
                                         Bruce C. Myers, Executive Vice
                                         President and Chief Financial Officer
                                         (Duly Authorized Officer and Chief
                                         Accounting Officer)


Date:    November 13, 2000

                          INDEX TO FINANCIAL STATEMENTS



OXFORD MOLECULAR GROUP: SOFTWARE DIVISION

         Independent Auditor's Report                                           F-1

         Combined Profit and Loss Accounts for the years ended
                  December 31, 1999, 1998 and 1997                              F-2

         Combined Balance Sheets as of December 31, 1999 and 1998               F-3

         Combined Cash Flow Statements for the years ended December
                  31, 1999, 1998 and 1997                                       F-4

         Combined Statements of Total Recognised Gains and Losses
                  for the years ended December 31, 1999, 1998 and 1997          F-5

         Reconciliations of Movements in Shareholders' Funds for
                  the years ended December 31, 1999, 1998 and 1997              F-6

         Notes to Combined Financial Statements                                 F-7

         Combined Profit and Loss Accounts for the six months ended
                  June 30, 2000 and 1999 (unaudited)                            F-40

         Combined Balance Sheets as of June 30, 2000 and 1999 (unaudited)       F-41

         Combined Cash Flow Statements for the six months ended
                  June 30, 2000 and 1999 (unaudited)                            F-42

         Combined Statements of Total Recognised Gains and Losses
                  for the six months ended June 30, 2000
                   and 1999 (unaudited)                                         F-42

         Notes to Combined Financial Statements                                 F-43


PHARMACOPEIA, INC.

         Unaudited Pro Forma Condensed Combined Financial Information           F-45

         Unaudited Pro Forma Condensed Combined Balance Sheet as of
                  June 30, 2000                                                 F-46

         Unaudited Pro Forma Condensed Combined Statement of Operations
                  for the year ended December 31, 1999                          F-47

         Unaudited Pro Forma Condensed Combined Statement of Operations
                  for the six months ended June 30, 2000                        F-48

         Notes to Unaudited Pro Forma Condensed Combined Financial
                  Information                                                   F-49


                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Stockholders
Oxford Molecular Group PLC:


We have audited the accompanying combined balance sheets of Oxford Molecular Limited's software division, Oxford Molecular Group, Inc. and Chemical Design Holdings PLC and their subsidiaries (the Group) as of December 31, 1999 and 1998, and the related combined profit and loss account, cash flow statement, statement of total recognised gains and losses and movements in shareholders' funds for each of the years in the three-year period ended December 31, 1999. These combined financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United Kingdom that are substantially equivalent to auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Group as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1999, in conformity with generally accepted accounting principles in the United Kingdom.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States. Application of accounting principles generally accepted in the United States would have affected results of operations for each of the years in the two-year period ended December 31, 1999 and shareholders' funds as of December 31, 1999 and 1998, to the extent summarised in Note 30 to the combined financial statements.




/s/ KPMG LLP

Portland, Oregon
September 22, 2000

                    OXFORD MOLECULAR GROUP: SOFTWARE DIVISION

                        Combined Profit and Loss Account


                                                                                                 YEAR ENDED DECEMBER 31,
                                                           BEFORE        EXCEPTIONAL    ------------------------------------------
                                                         EXCEPTIONAL        ITEMS           1999           1998           1997
                                                            ITEMS         (NOTE 3)         TOTAL          TOTAL          TOTAL
                                                 NOTE       $000            $000            $000           $000           $000
                                              ---------- ------------   -------------   ------------   ------------    -----------
Turnover of continuing operations                  2          18,306              --         18,306         25,398         21,494

Cost of sales                                                 (2,307)             --         (2,307)        (2,113)        (3,088)
                                                         ------------   -------------   ------------   ------------    -----------

Gross profit                                                  15,999              --         15,999         23,285         18,406
                                                         ------------   -------------   ------------   ------------    -----------

Administrative expenses:
     Amortisation and impairment
        of goodwill and intangible
        fixed assets                              10          (2,121)         (6,471)        (8,592)        (1,449)            --
     Research and development                                (11,839)             --        (11,839)       (10,897)        (8,098)
     Selling and other administration
        costs                                      3         (19,115)         (3,800)       (22,915)       (15,300)        (9,961)
                                                         ------------   -------------   ------------   ------------    -----------

                                                             (33,075)        (10,271)       (43,346)       (27,646)       (18,059)
                                                         ------------   -------------   ------------   ------------    -----------

Operating (loss)/income on ordinary
     activities before interest and taxation                 (17,076)        (10,271)       (27,347)        (4,361)           347
                                                         ============   =============

Interest receivable and similar income             7                                            159             --             --
Interest payable and similar charges               8                                           (235)          (115)           (25)
                                                                                        ------------   ------------    -----------

(Loss)/profit on ordinary activities
     before taxation                               4                                        (27,423)        (4,476)           322

Tax on loss on ordinary activities                 9                                            358           (266)          (188)
                                                                                        ------------   ------------    -----------

Loss for the financial period
     transferred to reserves                                                                (27,065)        (4,742)           134
                                                                                        ============   ============    ===========


All amounts relate to continuing operations. There were no operations acquired in 2000.

                    OXFORD MOLECULAR GROUP: SOFTWARE DIVISION

                             Combined Balance Sheet


                                                                                                     DECEMBER 31,
                                                                                        --------------------------------------
                                                                                              1999                 1998
                                                                           NOTE               $000                 $000
                                                                       --------------   ------------------   -----------------
Fixed assets:
     Intangible assets                                                      10                    603               9,459
     Tangible assets                                                        11                  1,707               2,597
                                                                                        ------------------   -----------------
                                                                                                2,310              12,056

Current assets:
     Stock                                                                  13                     45                 157
     Debtors                                                                14                 10,420              14,529
     Cash at bank and in hand                                                                   2,421               2,925
                                                                                        ------------------   -----------------
                                                                                               12,886              17,611

Creditors:  amounts falling due within one year                             15                (58,541)            (52,590)
                                                                                        ------------------   -----------------
Net current liabilities                                                                       (45,655)            (34,979)
                                                                                        ------------------   -----------------
Total assets less current liabilities                                                         (43,345)            (22,923)
Creditors:  amounts falling due after more than one year                    16                 (2,308)                (64)
Provisions for liabilities and charges                                      17                 (2,604)                 --
                                                                                        ------------------   -----------------
Net liabilities                                                                               (48,257)            (22,987)
                                                                                        ------------------   -----------------

Capital and reserves:
     Called up share capital                                              19, 20                1,181               1,181
     Share premium account                                                  20                 28,396              28,245
     Other reserves                                                         20                  8,271               8,271
     Profit and loss account                                                20                (86,105)            (60,684)
                                                                                        ------------------   -----------------
Shareholders' funds                                                                           (48,257)            (22,987)
                                                                                        ==================   =================


These financial statements were approved by the Board of Directors on September 22, 2000 and were signed on its behalf by:



     /s/ Lawrence G. Steingold



LAWRENCE G. STEINGOLD
Director

                    OXFORD MOLECULAR GROUP: SOFTWARE DIVISION

                          Combined Cash Flow Statement


                                                                                       YEAR ENDED DECEMBER 31,
                                                                         --------------------------------------------------
                                                                              1999             1998               1997
                                                               NOTE           $000             $000               $000
                                                            -----------  ---------------   --------------   ---------------
Cash inflow/(outflow) from operating activities                 23              237            2,160                 1,103
Returns on investments and servicing of finance                 24             (121)            (115)                  (25)
Taxation                                                        24              358             (266)                 (188)
Capital expenditure and financial investment                    24           (4,938)          (1,223)                 (984)
Acquisitions                                                    24               --              172               (20,558)
                                                                         ---------------   --------------   ---------------
Cash (outflow)/inflow before use of liquid                                   (4,464)             728               (20,652)
     resources and financing

Management of liquid resources                                  24               --               --                   338
Financing                                                       24            4,143                9                21,477
                                                                         ---------------   --------------   ---------------
(Decrease)/increase in cash in the period                                      (321)             737                 1,163
                                                                         ===============   ==============   ===============


                    OXFORD MOLECULAR GROUP: SOFTWARE DIVISION

                          Combined Statements of Total
                           Recognised Gains and Losses


                                                                     YEAR ENDED DECEMBER 31,
                                                        --------------------------------------------------
                                                             1999             1998               1997
                                                             $000             $000               $000
                                                        ---------------   ---------------   --------------
Profit/(loss) for the financial period                       (27,065)          (4,742)              134
Foreign currency translation adjustment                        1,644             (799)            1,143
                                                        ---------------   ---------------   --------------
Total recognised gains/(losses) relating
     to the period                                           (25,421)          (5,541)            1,277
                                                        ===============   ===============   ==============


                    OXFORD MOLECULAR GROUP: SOFTWARE DIVISION

                         Reconciliations of Movements in
                               Shareholders' Funds


                                                                                        YEAR ENDED DECEMBER 31,
                                                                        -------------------------------------------------------
                                                                             1999                1998                 1997
                                                                             $000                $000                 $000
                                                                        ----------------   -----------------   ----------------
Profit/(loss) for the financial year                                        (27,065)             (4,742)                  134
Movement in exchange reserve                                                  1,644                (799)                1,143
Combination of fellow subsidiaries                                               --                (149)                  231
New share capital issued, net                                                   151                  32                   888
Goodwill and other intangible assets pushed down                                 --              10,961                    --
                                                                        ----------------   -----------------   ----------------
Net (decrease)/increase to shareholders' funds                              (25,270)              5,303                 2,396
Opening shareholders' funds                                                 (22,987)            (28,290)              (30,686)
                                                                        ----------------   -----------------   ----------------
Closing shareholders' funds relating to equity interests                    (48,257)            (22,987)              (28,290)
                                                                        ================   =================   ================


                    OXFORD MOLECULAR GROUP: SOFTWARE DIVISION

                     Notes to Combined Financial Statements


(1)      ACCOUNTING POLICIES

         The following accounting policies have been applied consistently, except as stated below, in dealing with items which are considered material in relation to the Group's financial statements.

         (a)      BASIS OF PREPARATION

                  The financial statements have been prepared in accordance with applicable accounting standards and under the historical cost accounting rules in the United Kingdom (UK). Amounts have been presented in US $, except for certain disclosure items which relate to the Group's ultimate parent company, i.e. directors' emoluments, and share price information, which is presented in UK (pound).

         (b)      BASIS OF COMBINATION

                  The Group financial statements combine the accounts of Oxford Molecular Limited's software division, Oxford Molecular Group, Inc. and Chemical Design Holdings PLC and all their subsidiary undertakings. The companies comprising the Group are set out in note 12. These accounts are made up to December 31, 1999.

                  All acquisitions have been accounted for using the acquisition method of accounting and the results of those companies are included in the combined profit and loss account from the date of acquisition.

         (c)      GOODWILL

                  Purchased goodwill (representing the excess of the fair value of the consideration given and any associated costs over the fair value of the separable net assets acquired) arising on consolidation and business combinations in respect of acquisitions before January 1998, when Financial Reporting Standard (FRS) 10 (goodwill and intangible fixed assets) was adopted, was written off to reserves in the year of acquisition. When a subsequent disposal occurs any related goodwill previously written off to reserves is written back through the profit and loss account as part of the profit and loss on disposal.

                  Purchased goodwill arising on consolidation and business combinations in respect of acquisitions since January 1, 1998 is capitalised. Positive goodwill is amortised to nil by equal installments over its estimated useful life of 5 years. On the subsequent disposal or termination of a business acquired since January 1, 1998, the profit or loss on disposal or termination is calculated after charging the unamortised amount of any related goodwill.

                  To the extent that the Group's ultimate parent company has capitalised goodwill in respect of acquisition of Group companies this goodwill has been pushed down into the Group.

         (d)      INTANGIBLE FIXED ASSETS AND AMORTISATION

                  Intangible assets acquired as part of an acquisition are capitalised at their fair value where this can be measured reliably and are amortised to nil by equal installments over their estimated useful economic lives of 5 years.

                    OXFORD MOLECULAR GROUP: SOFTWARE DIVISION

                     Notes to Combined Financial Statements


         (e)      TANGIBLE FIXED ASSETS AND DEPRECIATION

                  Depreciation is provided to write off the cost less estimated residual value of fixed assets by equal installments over their estimated useful economic lives as follows:


                  Leasehold improvements                          the period of the lease
                  Computer equipment                              3 years
                  Fixtures, fittings and equipment                4-5 years


         (f)      FOREIGN CURRENCIES

                  Transactions in foreign currencies are recorded using the rate of exchange at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the rate of exchange ruling at the balance sheet date and the gains or losses on translation are included in the profit and loss account.

                  For combination purposes, the assets and liabilities of overseas subsidiary undertakings are translated at the closing exchange rates. Profit and loss accounts of such undertakings are consolidated at the average rates of exchange that existed during the year. Exchange differences arising on these translations are taken to reserves, net of exchange differences arising on related foreign currency borrowings.

         (g)      LEASES

                  Where the Group enters into a lease which entails taking substantially all the risks and rewards of ownership of an asset, the lease is treated as a "finance lease." The asset is recorded in the balance sheet as a tangible fixed asset and is depreciated over its estimated useful life or the term of the lease, whichever is shorter. Future installments under such leases, net of finance charges, are included within creditors. Rentals payable are apportioned between the finance element, which is charged to the profit and loss account, and the capital element which reduces the outstanding obligation for future installments. All other leases are accounted for as operating leases and the rental charges are charged to the profit and loss account on a straight-line basis over the life of the lease.

         (h)      PENSION BENEFITS

                  The Group does not operate a pension scheme, however it does make contributions to personal pension or savings plans. The amounts charged against profits represent the contributions payable in respect of the accounting period.

         (i)      RESEARCH AND DEVELOPMENT EXPENDITURE

                  Expenditure on research and development is written off as it is incurred.

         (j)      STOCKS

                  Stocks are stated at the lower of cost and net realizable value.

                    OXFORD MOLECULAR GROUP: SOFTWARE DIVISION

                     Notes to Combined Financial Statements


         (k)      TAXATION

                  The charge for taxation is based on the result for the year and takes into account taxation deferred because of timing differences between the treatment of certain items for taxation and accounting purposes. Provision is made for deferred tax only to the extent that it is probable that an actual liability will crystallize.

         (l)      TURNOVER

                  Turnover represents the amounts (excluding value added tax) derived from the provision of goods and services to customers during the year. It represents all income invoiced in the period except for certain license, maintenance and support contracts where the benefits accrue during the contract period and which accordingly have been time apportioned between accounting periods.

         (m)      CASH AND LIQUID RESOURCES

                  Cash, for the purpose of the cash flow statement, comprises cash in hand and deposits repayable on demand less overdrafts payable on demand. Liquid resources comprise term deposits of less that one year (other than cash).

(2)      SEGMENTAL ANALYSIS BY GEOGRAPHICAL AREA AND CLASS OF BUSINESS

         Geographical analysis of turnover and loss before interest and taxation:


                                                                             JAPAN AND
                                                                              REST OF         1999
                                    UK           EUROPE          USA         THE WORLD        TOTAL
                                   $000           $000           $000          $000           $000
                               -------------  -------------  -------------  ------------   ------------
TURNOVER BY DESTINATION
Sales to third parties              2,545          3,346         10,453           1,962         18,306
                               -------------  -------------  -------------  ------------   ------------

TURNOVER BY ORIGIN
Sales to third parties              4,101             --         14,205              --         18,306
                               -------------  -------------  -------------  ------------   ------------

LOSS ON ORDINARY ACTIVITIES
    BEFORE INTEREST               (23,050)          (209)        (4,088)             --        (27,347)
                               =============  =============  =============  ============

Net interest payable                                                                               (76)
                                                                                           ------------

LOSS BEFORE TAX                                                                                (27,423)
                                                                                           ============
NET ASSETS/(LIABILITIES)
    EMPLOYED                      (64,176)        (1,411)        17,330              --        (48,257)
                               =============  =============  =============  ============   ============


                    OXFORD MOLECULAR GROUP: SOFTWARE DIVISION

                     Notes to Combined Financial Statements


                                                                             JAPAN AND
                                                                              REST OF         1998
                                    UK           EUROPE          USA         THE WORLD        TOTAL
                                   $000           $000           $000          $000           $000
                               -------------  -------------  -------------  ------------   ------------
TURNOVER BY DESTINATION
Sales to third parties              5,208          5,293         12,735           2,162         25,398
                               -------------  -------------  -------------  ------------   ------------
TURNOVER BY ORIGIN
Sales to third parties             10,448              5         14,945              --         25,398
                               -------------  -------------  -------------  ------------   ------------
PROFIT/(LOSS) ON ORDINARY
    ACTIVITIES BEFORE
    INTEREST                      (13,138)            71          8,706              --         (4,361)
                               =============  =============  =============  ============
Net interest payable                                                                              (115)
                                                                                           ------------

LOSS BEFORE TAX                                                                                 (4,476)
                                                                                           ============
NET ASSETS/(LIABILITIES)
    EMPLOYED                      (42,598)        (1,422)        21,033              --        (22,987)
                               =============  =============  =============  ============   ============



                                                                             JAPAN AND
                                                                              REST OF         1997
                                    UK           EUROPE          USA         THE WORLD        TOTAL
                                   $000           $000           $000          $000           $000
                               -------------  -------------  -------------  ------------   ------------
TURNOVER BY DESTINATION
Sales to third parties              4,976          2,907         11,687           1,924         21,494
                               -------------  -------------  -------------  ------------   ------------
TURNOVER BY ORIGIN
Sales to third parties              6,967            180         14,347              --         21,494
                               -------------  -------------  -------------  ------------   ------------
PROFIT/(LOSS) ON ORDINARY
    ACTIVITIES BEFORE
    INTEREST                       (9,046)           (96)         9,489              --            347
                               =============  =============  =============  ============
Net interest payable                                                                               (25)
                                                                                           ------------

LOSS BEFORE TAX                                                                                    322
                                                                                           ============
NET ASSETS/(LIABILITIES)
    EMPLOYED                      (39,735)        (1,385)        12,830              --        (28,290)
                               =============  =============  =============  ============   ============


                    OXFORD MOLECULAR GROUP: SOFTWARE DIVISION

                     Notes to Combined Financial Statements


(3)      EXCEPTIONAL ITEMS


                                                                            YEAR ENDED DECEMBER 31,
                                                             ------------------------------------------------------
                                                                   1999               1998               1997
                                                                   $000               $000               $000
                                                             ----------------   ----------------   ----------------
           Charged in arriving at operating loss:
               Costs of reorganization                              2,604                 --                 --
               Impairment of tangible fixed assets                  1,196                 --                 --

           Impairment of intangible fixed assets on
               strategic review of the business (see
               note 10)                                             6,471                 --                 --
                                                             ----------------   ----------------   ----------------

           Exceptional items within loss on ordinary
               activities before taxation                          10,271                 --                 --
                                                             ================   ================   ================


         During 1999, the Group commenced restructuring action. An exceptional provision of $3,800,000 for the restructuring has been charged against 1999's results. The restructuring provision includes the costs of employee termination, vacating properties in the United States and United Kingdom as well as the write down of related assets. Most of the provision is expected to be spent within 2000.

         The exceptional items above did not give rise to any tax credits in the period as the Group has tax losses to carry forward (see note 9).

                    OXFORD MOLECULAR GROUP: SOFTWARE DIVISION

                     Notes to Combined Financial Statements


(4)      LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION


                                                                             YEAR ENDED DECEMBER 31,
                                                             ------------------------------------------------------
                                                                   1999               1998               1997
                                                                   $000               $000               $000
                                                             ----------------   ----------------   ----------------
           Loss on ordinary activities before
             taxation is stated after charging:
                 Auditors' remuneration:
                   Audit                                               78                 88                 54
                   Other fees paid to the auditors
                     and their associates                             151                293                308
                 Depreciation and other amounts
                   written off tangible fixed assets:
                     Owned                                          2,380              1,045                652
                     Leased                                           165                 70                 38
                 Amortisation and impairment of
                   goodwill and other intangible
                   fixed assets                                     8,592              1,449                 --
                 Loss on sale of tangible fixed assets                 10                 --                 --
                 Hire of plant and machinery -
                   rentals payable under operating
                   leases                                              58                 58                118
                 Hire of other assets - rentals
                   payable under operating
                   leases                                           1,563              1,198              1,062


         In addition, in 1998 $14,000 (1997: $123,000) of non-audit fees were included within acquisition costs.

                    OXFORD MOLECULAR GROUP: SOFTWARE DIVISION

                     Notes to Combined Financial Statements


(5)      REMUNERATION OF DIRECTORS

         The following were directors of the Group's ultimate parent company and thus were responsible for the Group's overall strategic direction and control.


                                               COMPENSATION
                          SALARY                 FOR LOSS        1999       1998       1997        1999        1998        1997
                         AND FEES   BENEFITS     OF OFFICE       TOTAL      TOTAL       TOTAL      PENSION     PENSION     PENSION
                        (pound)000 (pound)000    (pound)000    (pound)000 (pound)000 (pound)000  (pound)000  (pound)000  (pound)000
                        ----------  ---------  -------------   ---------- ---------- ----------  ----------  ----------  ----------
Dr AF Marchington            245           7             --         252        251         130          31          31          16
Professor WG Richards         24          --             --          24         24          24          --          --          --
Professor DE Jackson         125           1             83         209        126          95          16          17          11
DR Marsh                     100           1             62         163        111          83          13          14          10
Dr AP Marchington            125           1             --         126         28          --          16           2          --
CA Nalbantian                124           1             --         125         26          --           1          --          --
Professor AR Rees                                                                           25                                  --
LG Steingold                  46           1             --          47         --          --           6          --          --
                        ----------  ---------  ---------------  ---------  ---------  ----------  ----------  ----------  ----------

                             789          12            145         946        566         357          83          64          37

Non-executive directors:
    ND Brown                  30          --             --          30         --          --          --          --          --
    Dr RA DePaul                                                                            --                                  --
    Dr P Doyle                25          --             --          25         25          21          --          --          --
    Dr JN Hiddleston          25          --             --          25         25           8          --          --          --
    M Hauck                   10          --             --          10         --          --          --          --          --
    RCM Hall                   4           5              8          17         20          20          --          --          --
    CJ Weston                  4          --              4           8          8           8          --          --          --
                        ----------  ---------  ---------------  ---------  ---------  ----------  ----------  ----------  ----------

                              98           5             12         115         78          57          --          --          --
                        ----------  ---------  ---------------  ---------  ---------  ----------  ----------  ----------  ----------

Total emoluments             887          17            157       1,061        644         414          83          64          37
                        ==========  =========  ===============  =========  =========  ==========  ==========  ==========  ==========


         No director exercised any share options during the year and, as such, there were no gains made (1998: nil, 1997: nil).

         The emoluments of the highest paid director in 1999 were (pound)252,000 (1998: (pound)251,000, 1997: (pound)130,000).

         Details of share option schemes are given in note 19.

         None of the directors had any material interest in contracts of significance subsisting during the three-year period to December 31, 1999.

         Except for Mr. CA Nalbantian, the remuneration costs of the directors were borne by companies outside the Group. The basis on which overall management costs have been recharged to the Group is set out in note 27.

                    OXFORD MOLECULAR GROUP: SOFTWARE DIVISION

                     Notes to Combined Financial Statements


(6)      STAFF NUMBERS AND COSTS

         The average number of persons employed by the Group (including executive directors) during the year, analysed by category, was as follows:


                                                           NUMBER OF          NUMBER OF          NUMBER OF
                                                           EMPLOYEES          EMPLOYEES          EMPLOYEES
                                                             1999               1998               1997
                                                        ----------------   ----------------   ---------------
           Technical                                             112                 97                 73
           Sales and marketing                                    57                 68                 42
           Administration                                         43                 54                 27
           Product management                                      5                 25                 19
                                                        ----------------   ----------------   ---------------

                                                                 217                244                161
                                                        ================   ================   ===============


         The aggregate payroll costs of these persons were as follows:


                                                                         YEAR ENDED DECEMBER 31,
                                                        -----------------------------------------------------
                                                             1999               1998               1997
                                                             $000               $000               $000
                                                        ----------------   ----------------   ---------------
           Wages and salaries                                 14,162             13,103              8,622
           Social security costs                               1,200              1,049                778
           Other pension costs (see note 22)                   1,715              1,364                891
                                                        ----------------   ----------------   ---------------

                                                              17,077             15,516             10,291
                                                        ================   ================   ===============


(7)      INTEREST RECEIVABLE AND SIMILAR INCOME


                                                                      YEAR ENDED DECEMBER 31,
                                                        -----------------------------------------------------
                                                             1999               1998               1997
                                                             $000               $000               $000
                                                        ----------------   ----------------   ---------------
           Income from short-term cash deposits                   70                 --                 --
           Interest from sub-leases                               89                 --                 --
                                                        ----------------   ----------------   ---------------

                                                                 159                 --                 --
                                                        ================   ================   ===============


                    OXFORD MOLECULAR GROUP: SOFTWARE DIVISION

                     Notes to Combined Financial Statements


(8)      INTEREST PAYABLE AND SIMILAR CHARGES


                                                                       YEAR ENDED DECEMBER 31,
                                                        -----------------------------------------------------
                                                             1999               1998               1997
                                                             $000               $000               $000
                                                        ----------------   ----------------   ---------------
           Interest payable on bank loans and
               overdrafts                                        101                 --                 --
           Finance charges payable in respect of
               finance leases and hire purchase
               contracts                                         134                115                 25
                                                        ----------------   ----------------   ---------------

                                                                 235                115                 25
                                                        ================   ================   ===============


(9)      TAXATION


                                                                      YEAR ENDED DECEMBER 31,
                                                        -----------------------------------------------------
                                                             1999               1998               1997
                                                             $000               $000               $000
                                                        ----------------   ----------------   ---------------
           US income tax                                          --                502                188
           Adjustment in respect of prior periods               (358)              (236)                --
                                                        ----------------   ----------------   ----------------

                                                                (358)               266                188
                                                        ================   ================   ================


         The Group has unrelieved tax losses available to carry forward against future trading income of approximately $60 million.

                    OXFORD MOLECULAR GROUP: SOFTWARE DIVISION

                     Notes to Combined Financial Statements


(10)     INTANGIBLE FIXED ASSETS


                                                                                 INTELLECTUAL
                                                                                   PROPERTY
                                                                 GOODWILL            RIGHTS              TOTAL
                                                                   $000               $000               $000
                                                             ----------------   ----------------   ----------------
           COST
           At January 1, 1998                                           --                --                 --
           Exchange difference                                        (10)               (38)               (48)
           Additions                                                2,391              8,570             10,961
                                                             ----------------   ----------------   ----------------

           At December 31, 1998                                     2,381              8,532             10,913
           Exchange difference                                        (75)              (267)              (342)
                                                             ----------------   ----------------   ----------------

           At December 31, 1999                                     2,306              8,265             10,571
                                                             ----------------   ----------------   ----------------

           AMORTISATION AND IMPAIRMENT
           At January 1, 1998                                          --                 --                 --
           Charge for year                                            315              1,134              1,449
           Exchange difference                                          1                  4                  5
                                                             ----------------   ----------------   ----------------

           At December 31, 1998                                       316              1,138              1,454
           Exchange difference                                        (16)               (62)               (78)
           Charge for year                                            463              1,658              2,121
           Impairment in year                                         940              5,531              6,471
                                                             ----------------   ----------------   ----------------

           At December 31, 1999                                     1,703              8,265              9,968
                                                             ----------------   ----------------   ----------------

           NET BOOK VALUE
           At December 31, 1999                                       603                 --                603
                                                             ================   ================   ================

           At December 31, 1998                                     2,065              7,394              9,459
                                                             ================   ================   ================

           At December 31, 1997                                        --                 --                 --
                                                             ================   ================   ================


         Goodwill of $2,391,000 and intellectual property rights of $8,570,000 arising during 1998 on the acquisition of Chemical Design Holdings PLC
         (CDH) were being amortised over a period of 5 years. At the end of the year, after an impairment review by the directors, all of the remaining value of CDH intellectual property rights was written off to the profit and loss account, resulting in a total amortisation and impairment charge for the year of $7,189,000. In addition, a further write off of $940,000 was made for CDH goodwill resulting in a full year charge of $1,403,000. The remaining value of CDH goodwill will be written off in full to the profit and loss account in 2000.

                    OXFORD MOLECULAR GROUP: SOFTWARE DIVISION

                     Notes to Combined Financial Statements


(11)     TANGIBLE FIXED ASSETS


                                                                 FIXTURES,
                                                COMPUTER        FITTINGS AND         LEASEHOLD
                                               EQUIPMENT         EQUIPMENT         IMPROVEMENTS            TOTAL
                                                  $000              $000               $000                $000
                                             ---------------   ---------------   ------------------   ----------------
             COST
             At January 1, 1998                     3,350             1,273                 253              4,876
             Exchange difference                       (3)              (14)                  3                (14)
             Arising on acquisition                   145               246                  17                408
             Additions                                782               586                  --              1,368
             Disposals                                (43)             (141)                 --               (184)
                                             ---------------   ---------------   ------------------   ----------------

             At December 31, 1998                   4,231             1,950                 273              6,454
             Exchange difference                     (471)               31                  (5)              (445)
             Additions                                598               590                 543              1,731
             Disposals                               (297)             (158)                 --               (455)
                                             ---------------   ---------------   ------------------   ----------------

             At December 31, 1999                   4,061             2,413                 811              7,285
                                             ---------------   ---------------   ------------------   ----------------

             DEPRECIATION
             At January 1, 1998                     1,979               676                 138              2,793
             Exchange difference                       (9)              (11)                  1                (19)
             Charge for year                          684               384                  47              1,115
             Disposals                                 (5)              (27)                 --                (32)
                                             ---------------   ---------------   ------------------   ----------------

             At December 31, 1998                   2,649             1,022                 186              3,857
             Exchange difference                     (449)               40                  (3)              (412)
             Charge for year                        1,090             1,067                 388              2,545
             Disposals                               (293)             (119)                 --               (412)
                                             ---------------   ---------------   ------------------   ----------------

             At December 31, 1999                   2,997             2,010                 571              5,578
                                             ---------------   ---------------   ------------------   ----------------

             NET BOOK VALUE
             At December 31, 1999                   1,064               403                 240              1,707
                                             ===============   ===============   ==================   ================

             At December 31, 1998                   1,582               928                  87              2,597
                                             ===============   ===============   ==================   ================

             At December 31, 1997                   1,371               597                 115              2,083
                                             ===============   ===============   ==================   ================


         Included within fixed assets are items held under existing finance lease or hire purchase agreements with a year-end net book value of $243,000 (1998: $122,000, 1997: $158,000). The depreciation charge for the year on these assets was $164,000 (1998: $67,000, 1997: $61,000).

                    OXFORD MOLECULAR GROUP: SOFTWARE DIVISION

                     Notes to Combined Financial Statements


(12)     INVESTMENTS

         (a)      ACQUISITION OF GENETICS COMPUTER GROUP INC. (GCG)

                  On June 10, 1997, the Group acquired the entire share capital of Genetics Computer Group Inc. (GCG). The consideration was $20.6 million paid in cash including $5 million to fund employee incentive compensation agreements and costs of acquisition. At the date of acquisition the fair value of the net liabilities of the company was $288,000 after the write off of in respect of works of art of $251,000 and the write back of support revenues of $1,334,000 as an accounting policy alignment (see the table below). There were no other fair value adjustments. The acquisition has been accounted for using the acquisition method of accounting. Goodwill arising on acquisition of $20.8 million has been written off against reserves.


                                                                                                        ADJUSTED NET
                                                                                                           ASSETS
                                                                                      ACCOUNTING            AS AT
                                                                    JUNE 10,            POLICY            JUNE 10,
                                                                      1997             ALIGNMENT            1997
                                                                 ----------------   ----------------   ---------------
                                                                      $000               $000               $000
                                                                 ----------------   ----------------   ---------------
                       Fixed assets                                       184                 --                184

                       Current assets:
                           Stock                                           30                 --                 30
                           Debtors                                        561                 --                561
                           Cash on deposit                                338                 --                338
                           Other assets                                   251               (251)                --
                           Cash                                             2                 --                  2
                           Creditors: amounts falling due
                             within one year                              (49)            (1,334)            (1,383)
                                                                 ----------------   ----------------   ---------------

                       Net assets                                       1,297             (1,585)              (288)
                                                                 ================   ================   ---------------

                       Consideration                                                                         20,558
                                                                                                       ---------------

                       Goodwill arising on
                           acquisition                                                                       20,846
                                                                                                       ===============


                  The profit of GCG for the year ended December 31, 1996 was $166,000. The result for the period from January 1, 1997 to June 9, 1997 was a profit of $138,000. The profit of GCG for the period from June 10, 1997 to December 31, 1997 was $530,000.

                    OXFORD MOLECULAR GROUP: SOFTWARE DIVISION

                     Notes to Combined Financial Statements


         (b)      ACQUISITION OF THE SOFTWARE BUSINESS OF MLR AUTOMATION (MLR)

                  The consideration in respect of MLR Automation (MLR) was $2.5 million paid in cash. At the date of acquisition June 10, 1997, the fair value of the net assets of the company was $46,000. There were no fair value adjustments. The acquisition has been accounted for using the acquisition method of accounting. Goodwill arising on acquisition of $2.5 million has been written off against reserves. The profit of MLR for the year ended December 31, 1996 was $126,000. The result for the period from January 1, 1997 to June 9, 1997 was a profit of $135,000. The profit of MLR business for the period from June 10, 1997 to December 31, 1997 was $118,000.

         (c)      ACQUISITION OF CHEMICAL DESIGN HOLDINGS PLC (CDH)

                  On April 29, 1998, the Group acquired the whole of the issued share capital and outstanding share options of Chemical Design Holdings PLC (CDH). The consideration for the acquisition of CDH comprised 3,229,889 ordinary shares of the Group's ultimate parent undertaking at 184p ($3.08) and cash of $880,000, giving total consideration of $10,812,000 including costs of acquisition.

                  At the date of acquisition the fair value of the net assets of the company was $8,421,000 after the recognition of intellectual property rights of $8,570,000 (see the table below). There were no other fair value adjustments. The acquisition has been accounted for using the acquisition method of accounting. Goodwill arising on acquisition of $2,391,000 is being amortised over a period of 5 years. Intellectual property rights are also being amortised over 5 years. This period has been used after the directors have considered the expected benefit and life of the acquired business and software respectively.

                    OXFORD MOLECULAR GROUP: SOFTWARE DIVISION

                     Notes to Combined Financial Statements


         The book values of the net assets at the date of acquisition and the fair values of the net assets at the date of acquisition were as follows:


                                                                                 FAIR VALUE
                                                              BOOK VALUE         ADJUSTMENT         FAIR VALUE
                                                                 $000               $000               $000
                                                            ----------------   ----------------   ----------------
                  Intangible fixed assets                             --              8,570              8,570
                  Tangible fixed assets                              408                 --                408
                  Stock                                               17                 --                 17
                  Debtors                                            299                 --                299
                  Cash                                               172                 --                172
                  Creditors                                       (1,045)                --             (1,045)
                                                            ----------------   ----------------   ----------------

                  Net assets                                        (149)             8,570              8,421
                                                            ================   ================

                  Goodwill                                                                               2,391
                                                                                                  ----------------

                  Total consideration                                                                   10,812
                                                                                                  ================

                  Satisfied by:
                      Shares issued                                                                      9,932
                      Cash                                                                                 880
                                                                                                  ----------------

                  Total consideration                                                                   10,812
                                                                                                  ================

         A summarised profit and loss account of CDH from the beginning of the company's financial year covering the period from January 1, 1998 to the date of acquisition, is detailed below:


                                                                       $000
                  Turnover                                                   761
                                                                 ------------------

                  Operating loss                                            (721)
                                                                 ------------------

                  Loss before taxation                                      (723)

                  Taxation                                                   (12)
                                                                 ------------------

                  Loss after taxation                                       (735)
                                                                 ==================


         There were no other gains or losses in the period other than those included in the profit and loss accounts.

         The loss after taxation incurred by CDH for the year ended December 31, 1997 was $972,000.

                    OXFORD MOLECULAR GROUP: SOFTWARE DIVISION

                     Notes to Combined Financial Statements


         (d)      GROUP UNDERTAKINGS:


                                                                         COUNTRY OF              % HOLDING
                                                                       REGISTRATION OR          (ALL CLASSES
                                                                        INCORPORATION            OF SHARES)
                                                                   ------------------------    ---------------
                     FELLOW SUBSIDIARIES:
                         Oxford Molecular Limited                  England and Wales                  100%
                         Oxford Molecular Group, Inc.              Delaware, USA                      100%
                         Chemical Design Holdings PLC              England and Wales                  100%

                     HELD BY MEMBERS OF THE GROUP:
                         Oxford Molecular SA                       France                             100%
                         Health Designs, Inc.                      New York, USA                      100%
                         Genetics Computer Group, Inc.             Wisconsin, USA                     100%
                         Chemical Design Limited                   England and Wales                  100%
                         Chemical Design International Limited     England and Wales                  100%
                         Chemical Design Supplies Limited          England and Wales                  100%
                         Chemical Design SARL                      France                             100%
                         Chemical Design Inc.                      New Jersey, USA                    100%
                         Chemical Design (West Coast) Inc.         New Jersey, USA                    100%


                  The above companies, all of which are combined into the Group results, operate principally in the countries of incorporation. All are engaged in the development and sale of bioinformatics software, computer-aided molecular design and cheminformatics software.

(13)     STOCKS

         Stocks comprise goods for resale.

                    OXFORD MOLECULAR GROUP: SOFTWARE DIVISION

                     Notes to Combined Financial Statements


(14)     DEBTORS


                                                                                   1999                 1998
                                                                                   $000                 $000
                                                                             ------------------   -----------------
            AMOUNTS FALLING DUE WITHIN ONE YEAR
            Trade debtors                                                           5,859                12,835
            Other debtors                                                             977                   505
            Prepayments and accrued income                                            806                   945
            Amounts due from Oxford Molecular Group PLC
                and its non-software divisions                                        785                   133
                                                                             ------------------   -----------------

                                                                                    8,427                14,418

            AMOUNTS FALLING DUE AFTER MORE THAN
                ONE YEAR
            Trade debtors                                                             132                   111
            Other debtors                                                             891                    --
            Amounts due from Oxford Molecular Group PLC
                and its non-software divisions                                        970                    --
                                                                             ------------------   -----------------

                                                                                   10,420                14,529
                                                                             ==================   =================


(15)     CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR


                                                                                   1999                 1998
                                                                                   $000                 $000
                                                                             -----------------    -----------------
            Obligations under finance leases
                and hire purchase contracts                                         1,794                    50
            Trade creditors                                                         1,936                 2,235
            Other creditors - taxation and
                social security                                                     1,097                 1,424
            Accruals and deferred income                                            8,771                 7,481
            Amounts due to Oxford Molecular Group PLC
                and its non-software divisions                                     44,943                41,400
                                                                             -----------------    -----------------

                                                                                   58,541                52,590
                                                                             =================    =================


                    OXFORD MOLECULAR GROUP: SOFTWARE DIVISION

                     Notes to Combined Financial Statements


(16)     CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR


                                                                                   1999                 1998
                                                                                   $000                 $000
                                                                             -----------------    -----------------
            Obligations under finance leases and
                hire purchase contracts                                             2,308                    64
                                                                             =================    =================


         All obligations under finance leases and hire purchase contracts fall due in less than five years.

(17)     PROVISIONS FOR LIABILITIES AND CHARGES


                                                                                   1999                 1998
                                                                                   $000                 $000
                                                                             -----------------    -----------------
            At beginning of year                                                       --                     --

            Exceptional reorganization costs
                (see note 3)                                                        2,604                     --
                                                                             -----------------    -----------------

            At end of year                                                          2,604                     --
                                                                             =================    =================


(18)     DEFERRED TAXATION

         The Group has a deferred tax asset. This asset has not been recognised in the financial statements due to the Group's ongoing losses.

                    OXFORD MOLECULAR GROUP: SOFTWARE DIVISION

                     Notes to Combined Financial Statements


(19)     CALLED UP SHARE CAPITAL


                                                                          1999                        1998
                                                           NUMBER         $000         NUMBER         $000
                                                        ------------  -----------   ------------   ----------
               OXFORD MOLECULAR LIMITED:
                   Authorised ordinary shares:
                     Ordinary shares                      1,700,000          29       1,700,000          29
                     Preferred ordinary shares              300,000           5         300,000           5
                     B preferred ordinary shares          1,500,000          26       1,500,000          26
                                                        ============  ===========   ============   ==========

                   Allotted, called up and fully
                     paid ordinary shares:
                       Ordinary shares                    1,540,715          26       1,533,215          26
                       Preferred ordinary shares            300,000           5         300,000           5
                       B preferred ordinary shares        1,431,963          24       1,431,963          24
                                                        ============  ===========   ============   ==========

               OXFORD MOLECULAR GROUP, INC.:
                   Authorised ordinary shares:
                     Class A common stock                   300,000          --         300,000          --
                     Class B common stock                   100,000          --         100,000          --
                                                        ============  ===========   ============   ==========

                   Allotted, called up and fully
                     paid ordinary shares
                       Class A common stock                 135,424          --         135,424          --
                       Class B common stock                  40,000          --          40,000          --
                                                        ============  ===========   ============   ==========

               CHEMICAL DESIGN HOLDINGS PLC:
                   Authorised ordinary shares            16,000,000       2,738      16,000,000       2,738
                                                        ============  ===========   ============   ==========

                   Allotted, called up and fully
                     paid ordinary shares                 6,580,095       1,126       6,580,095       1,126
                                                        ============  ===========   ============   ==========


         All the issued share capital is held by the Group's ultimate parent company.

                    OXFORD MOLECULAR GROUP: SOFTWARE DIVISION

                     Notes to Combined Financial Statements


         Directors' share options under the Oxford Molecular Group PLC's approved executive share option scheme 1994 (AESO), unapproved executive share option scheme 1994 (UESO) and SAYE share option scheme 1994 (SAYE) were:

       1999

                                                         NUMBER OF
                                                          OPTIONS
                                                          GRANTED                  WEIGHTED    DATE FOR     DATE FOR
                                                        DURING THE                 EXERCISE    EARLIEST      LATEST
                DIRECTOR          SCHEME      1998         YEAR         1999         PRICE     EXERCISE     EXERCISE
          ---------------------  ---------  ----------  ------------  ----------   ----------  ----------  -----------
          Dr AF Marchington        AESO          9,136  surrendered         --      327.73p        25.4.99     24.4.06
                                   UESO      1,472,315  surrendered         --      264.21p        25.4.99      7.1.05
          DR Marsh                 AESO          9,136      lapsed          --      327.73p        25.4.99     24.4.06
                                   UESO        197,323      lapsed          --      282.80p        25.4.99     24.4.06
                                   SAYE          3,625      lapsed          --      268.95p         9.9.99      9.3.00
          Professor DE Jackson     AESO        231,258  surrendered         --       48.28p        25.5.98     24.5.05
                                   UESO        434,482  surrendered         --      269.26p        25.4.99      7.1.05
          LG Steingold             AESO             --      68,430      68,430       43.84p        13.9.02     13.9.09
                                   UESO             --     331,570     331,570       36.40p        13.9.02     29.12.09
          CA Nalbantian            UESO        150,000     200,000     350,000       46.00p        22.10.01    29.12.09


       1998

                                                         NUMBER OF
                                                          OPTIONS
                                                          GRANTED                  WEIGHTED    DATE FOR     DATE FOR
                                                        DURING THE                 EXERCISE    EARLIEST      LATEST
                DIRECTOR          SCHEME      1997         YEAR          1998        PRICE     EXERCISE     EXERCISE
          ---------------------  ---------  ----------  ------------  -----------  ----------  ----------  -----------
          Dr AF Marchington        AESO          9,136          --       9,136      327.73p        25.4.99     24.4.06
                                   UESO        131,197   1,341,118    1,472,315     264.21p        25.4.99      7.1.05
          DR Marsh                 AESO          9,136          --       9,136      327.73p        25.4.99     24.4.06
                                   UESO         70,192     127,131     197,323      282.80p        25.4.99     24.4.06
                                   SAYE          3,625          --       3,625      268.95p         9.9.99      9.3.00
          Professor DE Jackson     AESO        231,258          --     231,258       48.28p        25.5.98     24.5.05
                                   UESO         70,141     364,341     434,482      269.26p        25.4.99      7.1.05
          CA Nalbantian            UESO             --     150,000     150,000      137.14p        24.4.01     21.10.05


         Directors' interests in options under the Oxford Molecular Limited 1990 share option scheme were:


                                                         NUMBER OF
                                                          OPTIONS
                                                          GRANTED                              DATE FOR     DATE FOR
                                            1997 AND    DURING THE                 EXERCISE    EARLIEST      LATEST
                                              1998         YEAR         1999        PRICE      EXERCISE     EXERCISE
                                            ----------  ------------  ----------  -----------  ----------  -----------
          Professor WG Richards                 20,000      lapsed          --      38.57p          8.4.97     15.4.01

         The market price of the Group's shares as at December 31, 1999 was 30p (1998: 48.5p, 1997: 240p). The price during the year ranged from 25p to 68p (1998: 44p to 260p, 1997: 194p to 439p).

                    OXFORD MOLECULAR GROUP: SOFTWARE DIVISION

                     Notes to Combined Financial Statements


(20)     SHARE CAPITAL AND RESERVES


                                                           CALLED UP         SHARE                          PROFIT
                                                             SHARE          PREMIUM         OTHER          AND LOSS
                                                            CAPITAL         ACCOUNT        RESERVES        ACCOUNT
                                                              $000            $000           $000            $000
                                                          -------------   -------------  -------------   -------------
           At January 1, 1998                                     54          26,799             --         (55,143)

           Employee share options exercised                        1              31             --              --
           Loss for the year                                      --              --             --          (4,742)
           Exchange movement                                      --              --             --            (799)
           Pre-acquisition reserves of fellow
               subsidiaries combined                           1,126           1,415         (2,690)             --
           Goodwill and other intangible assets pushed
               down                                               --              --         10,961              --
                                                          -------------   -------------  -------------   -------------

           At December 31, 1998                                1,181          28,245          8,271         (60,684)

           Employee share options exercised                       --             151             --              --
           Loss for the year                                      --              --             --         (27,065)
           Exchange movement                                      --              --             --           1,644
                                                          -------------   -------------  -------------   -------------

           At December 31, 1999                                1,181          28,396          8,271         (86,105)
                                                          =============   =============  =============   =============


         The cumulative amount of positive goodwill arising from acquisitions in earlier financial years which has been written off within the reserves of the ultimate parent company and not reflected in the financial statements of the Group is $67,160,000. In addition, in accordance with the requirements of FRS 10, $10,041,000 (1998: $1,449,000) of goodwill has been written off through the profit and loss account since the adoption of FRS 10 in January 1998.

(21)     COMMITMENTS

         Annual commitments under non-cancelable operating leases are as follows:


                                                     1999                      1998                      1997
                                            -----------------------   -----------------------   ------------------------
                                            LAND AND                  LAND AND                  LAND AND
                                            BUILDINGS      OTHER      BUILDINGS      OTHER      BUILDINGS      OTHER
                                              $000         $000         $000         $000         $000          $000
                                            ----------   ----------   ----------   ----------   ----------   -----------
           Operating leases which
               expire:
               Within one year                   434           24          103           30          471            7
               In the second to fifth
                 years
                 inclusive                       777           16        1,053           15           --           --
               After five years                  287           --          193           --        1,118            7
                                            ----------   ----------   ----------   ----------   ----------   -----------

                                               1,498           40        1,349           45        1,589           14
                                            ==========   ==========   ==========   ==========   ==========   ===========


                    OXFORD MOLECULAR GROUP: SOFTWARE DIVISION

                     Notes to Combined Financial Statements


(22)     PENSION SCHEME

         The Group does not operate a pension scheme. The pension cost charge for the period represents contributions payable by the Group to personal pension plans and amounted to $1,715,000 (1998: $1,364,000, 1997: $891,000) of which $34,000 (1998: $40,000, 1997: $67,000) is included in creditors at the year end.

(23)     RECONCILIATION OF OPERATING LOSS TO OPERATING CASH FLOWS


                                                                                  YEAR ENDED DECEMBER 31,
                                                                    ----------------------------------------------------
                                                                         1999               1998               1997
                                                                         $000               $000               $000
                                                                    ----------------   ----------------   --------------
                  Operating (loss)/profit                                (27,347)            (4,361)               347
                  Depreciation of tangible fixed assets                    2,545              1,115                810
                  Loss on disposal of tangible fixed assets                   --                 --                 --
                  Amortisation of intangible fixed assets                  8,592              1,449                 --
                  Decrease/(increase) in stock                               112                (68)               179
                  Decrease/(increase) in debtors                           6,393             (5,367)            (4,456)
                  Increase in creditors and provisions                     9,942              9,392              4,223
                                                                    ----------------   ----------------   --------------

                  Net cash inflow/(outflow) from
                      operating activities                                   237              2,160              1,103
                                                                    ================   ================   ==============


                    OXFORD MOLECULAR GROUP: SOFTWARE DIVISION

                     Notes to Combined Financial Statements


(24)     ANALYSIS OF CASH FLOWS FOR HEADINGS NETTED IN THE CASH FLOW STATEMENT

         Returns on investment and servicing of finance:


                                                                                  YEAR ENDED DECEMBER 31,
                                                                    ----------------------------------------------------
                                                                         1999               1998               1997
                                                                         $000               $000               $000
                                                                    ----------------   ----------------   --------------
                  Interest received                                           --                 --                 --
                  Interest paid                                              (76)                --                (25)
                  Finance lease interest paid                               (134)              (115)                --
                  Interest received on finance lease receivable               89                 --                 --
                                                                    ----------------   ----------------   --------------

                  Net cash (outflow)/inflow for returns on
                      investment and servicing of finance                   (121)              (115)               (25)
                                                                    ================   ================   ==============


         Taxation:


                                                                                  YEAR ENDED DECEMBER 31,
                                                                    ----------------------------------------------------
                                                                         1999               1998               1997
                                                                         $000               $000               $000
                                                                    ----------------   ----------------   --------------
                  Net cash inflow/(outflow) for taxation                     358               (266)              (188)
                                                                    ================   ================   ==============


         Capital expenditure and financial investment:


                                                                                  YEAR ENDED DECEMBER 31,
                                                                    ------------------------------------------------------
                                                                         1999               1998               1997
                                                                         $000               $000               $000
                                                                    ----------------   ----------------   ----------------
                  Purchases of tangible fixed assets                      (1,828)            (1,223)              (984)
                  Sales of tangible fixed assets                              --                 --                 --
                  Net finance lease investment with subsidiary
                      and trade investment
                      of parent undertaking                               (3,110)                --                 --
                                                                    ----------------   ----------------   ----------------

                  Net cash outflow for capital expenditure
                      and financial investment                            (4,938)            (1,223)              (984)
                                                                    ================   ================   ================


                    OXFORD MOLECULAR GROUP: SOFTWARE DIVISION

                     Notes to Combined Financial Statements


         Acquisitions:


                                                                                  YEAR ENDED DECEMBER 31,
                                                                    -----------------------------------------------------
                                                                         1999               1998               1997
                                                                         $000               $000               $000
                                                                    ----------------   ----------------   ---------------
                  Purchase of subsidiary undertakings
                      (see note 12)                                           --                 --            (20,588)
                  Cash acquired with subsidiary
                      undertakings                                            --                172                 30
                                                                    ----------------   ----------------   ---------------

                  Net cash inflow for acquisitions
                      and disposals                                           --                172            (20,558)
                                                                    ================   ================   ===============


         Management of liquid resources:


                                                                                  YEAR ENDED DECEMBER 31,
                                                                    ----------------------------------------------------
                                                                         1999               1998               1997
                                                                         $000               $000               $000
                                                                    ----------------   ----------------   --------------
                  Sales of short term deposit certificates                    --                 --                338
                                                                    ----------------   ----------------   --------------

                  Net cash inflow from management
                      of liquid resources                                     --                 --                338
                                                                    ================   ================   ==============


       Financing:


                                                                                 YEAR ENDED DECEMBER 31,
                                                                    ------------------------------------------------------
                                                                         1999               1998               1997
                                                                         $000               $000               $000
                                                                    ----------------   ----------------   ----------------
                  New shares issued                                          151                 31                889
                  Capital element of finance lease
                      repayments                                          (1,528)               (22)                --
                  Finance raised from sale and leaseback
                      transactions                                         5,520                  --                --
                  Funding from parent for acquisition                         --                  --            20,588
                                                                    ----------------   ----------------   ----------------

                  Net cash inflow/(outflow) from financing                 4,143                  9             21,477
                                                                    ================   ================   ================


                    OXFORD MOLECULAR GROUP: SOFTWARE DIVISION

                     Notes to Combined Financial Statements


(25)     RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET FUNDS


                                                                                  YEAR ENDED DECEMBER 31,
                                                                    ----------------------------------------------------
                                                                         1999               1998               1997
                                                                         $000               $000               $000
                                                                    ----------------   ----------------   --------------
                  Increase/(decrease) in cash in year                       (321)               737              1,133
                  Cash (inflow)/outflow on finance leases                 (3,992)                22                 --
                  Cash inflow from decrease in liquid
                      resources                                               --                 --               (338)
                                                                    ----------------   ----------------   --------------

                  Change in net funds resulting from
                      cash flows                                          (4,313)               759                795

                  New finance leases                                          --                (45)               (89)
                  Liquid resources acquired with
                      subsidiary                                              --                 --                338
                  Translation difference                                    (179)                 5                (22)
                                                                    ----------------   ----------------   --------------

                  Movement in net funds in year                           (4,492)               719              1,022

                  Net funds at beginning of year                           2,811              2,092              1,070
                                                                    ----------------   ----------------   --------------

                  Net funds at end of year                                (1,681)             2,811              2,092
                                                                    ================   ================   ==============


                    OXFORD MOLECULAR GROUP: SOFTWARE DIVISION

                     Notes to Combined Financial Statements


(26)     ANALYSIS OF NET FUNDS


                                                                 ACQUISITIONS
                                      AT                          (EXCLUDING           NEW                                 AT
                                  JANUARY 1,         CASH          CASH AND          FINANCE          EXCHANGE        DECEMBER 31,
                                     1998           FLOWS         OVERDRAFTS)         LEASES          MOVEMENTS           1998
                                     $000            $000            $000              $000             $000              $000
                                 -------------   -------------   --------------   ---------------   --------------   ---------------
            Cash                      2,181             737               --                 --                7            2,925
            Overdraft                    --              --               --                 --               --               --
                                                 -------------

                                                        737

            Cash on deposit              --              --               --                 --               --               --
            Finance leases              (89)             22               --                (45)              (2)            (114)
                                 -------------   -------------   --------------   ---------------   --------------   ---------------

            Total                     2,092             759               --                (45)               5            2,811
                                 =============   =============   ==============   ===============   ==============   ===============



                                                     AT                                NEW                                  AT
                                                 JANUARY 1,          CASH            FINANCE          EXCHANGE         DECEMBER 31,
                                                    1999            FLOWS            LEASES           MOVEMENTS            1999
                                                    $000             $000             $000              $000               $000
                                                --------------   -------------   ----------------   --------------    --------------
            Cash                                      2,925             (321)                --              (183)            2,421
            Overdraft                                    --               --                 --                --                --
                                                                 -------------

                                                                        (321)

            Cash on deposit                              --               --                 --                --                --
            Finance leases                             (114)          (3,992)            (5,520)                4            (4,102)
                                                --------------   -------------   ----------------   --------------    --------------

            Total                                     2,811           (3,671)           (5,520)             (179)           (1,681)
                                                ==============   =============   ================   ==============    ==============


         During 1999 the Group, acting as principal, entered into a sale and leaseback transaction involving certain of its own assets and those of other subsidiaries and trade investments of its ultimate parent undertaking which are outside of the Group. As of December 31, 1999, included within debtors is $3.1 million of receivables due from the parent company's other subsidiaries and trade investments in respect of subleases entered into by these companies as part of the sale and leaseback transaction.

                    OXFORD MOLECULAR GROUP: SOFTWARE DIVISION

                     Notes to Combined Financial Statements


(27)     RELATED PARTY TRANSACTIONS

         The Group has transacted with its ultimate parent company and with fellow subsidiary companies that do not comprise part of the Group. Transactions with these related parties are as follows:


                                                                                   YEAR ENDED DECEMBER 31,
                                                                        ----------------------------------------------
                                                                            1999             1998            1997
                                                                            $000             $000            $000
                                                                        -------------    -------------   -------------
             Sales to parent and fellow
                 subsidiary companies                        A                    --               --              --
             Sales to trade investments
                 of parent                                   A                    --            1,457           3,600
             Purchases from parent and fellow
                 subsidiaries                                A                    --               --              --
             Purchases from trade investments
                 of parent                                   A                    --               55              --
             Management costs recharged from parent
                 undertaking                                 B                 1,681              583             529
             Costs recharged to parent and
                 fellow subsidiary companies                 B                   968            1,053           1,214


         A) Sales and purchases of software and services to the Group's ultimate parent undertaking, fellow subsidiary undertakings and trade investments of the ultimate parent company were made on an arms length basis.

         B) The ultimate parent company has borne central management costs which related to the Group in respect of directors and other central administration that have been recharged to the Group.

(28)     ULTIMATE PARENT UNDERTAKING

         As at December 31, 1999, the ultimate parent undertaking of the Group was Oxford Molecular Group PLC, a company incorporated in the United Kingdom. The consolidated financial statements of Oxford Molecular Group PLC can be obtained from Companies House.

(29)     POST BALANCE SHEET EVENT

         Oxford Molecular Group PLC sold its entire interest in the Group to Molecular Simulations Incorporated (a wholly owned subsidiary of Pharmacopeia Inc.) on September 20, 2000.

                    OXFORD MOLECULAR GROUP: SOFTWARE DIVISION

                     Notes to Combined Financial Statements


(30)     UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

         The combined financial statements have been prepared in accordance with United Kingdom generally accepted accounting principles (UK GAAP) which differ in certain significant respects from United States generally accepted accounting principles (US GAAP). A description of the significant differences between UK GAAP and US GAAP, including presentation differences, that are applicable to the Group is set out below:

         (a)      GOODWILL AND U.S. PURCHASE ACCOUNTING

                  Under UK GAAP, purchased goodwill arising in respect of acquisitions before January 1, 1998 (including any additional goodwill estimated to arise from contingent capital payments), when FRS 10 was adopted, was written off to reserves in the year of acquisition. A charge would be recognised in respect of any permanent diminution in the value of goodwill previously written off directly to reserves. Purchased goodwill arising from acquisitions on or after January 1, 1998 has been capitalised as an intangible fixed asset and amortised over its useful economic life. In the year following an acquisition, or if there is an indication that goodwill or intangible assets have been impaired, management reviews the carrying value of goodwill and identifiable intangibles for impairment by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognised is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets.

                  Under UK GAAP the gain or loss on disposal is calculated after taking account of goodwill previously written off to reserves for acquisitions prior to January 1,1998. Under US GAAP, the gain or loss on disposal is calculated after taking account of any related unamortised goodwill and intangible assets. For acquisitions on or after January 1, 1998 the profit or loss on disposal under both US and UK GAAP is calculated after taking account of unamortised goodwill and intangible assets.

                  Under US GAAP, goodwill and identifiable intangible assets acquired are capitalised and amortised against income; identified intangible assets acquired in business combinations which are accounted for under the purchase method, are being amortised over their economic lives of 5 years and the remaining goodwill amortised over 5 years. In addition to systematic amortisation, management also review on an annual basis the carrying value of goodwill and identifiable intangibles for impairment by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognised is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

                    OXFORD MOLECULAR GROUP: SOFTWARE DIVISION

                     Notes to Combined Financial Statements


         (b)      DEFERRED TAXATION

                  UK GAAP requires that no provision for deferred taxation should be recorded if there is reasonable evidence that such taxation will not be payable in the foreseeable future. Deferred tax assets are only recognised when they are expected to be recoverable without replacement by equivalent deferred tax assets.

                  US GAAP requires full provision of deferred taxation liabilities and permits deferred tax assets to be recognised if their realization is considered to be more likely than not. There are no differences in respect of deferred taxation presented in the reconciliation below because the Group has net deferred tax assets and considers that it is more likely than not that they will not be recovered.

         (c)      REVENUE RECOGNITION

                  UK GAAP requires that revenue be recognised based on an assessment of the substance of a transaction and whether the transaction has given rise to new assets or liabilities for the reporting entity or has changed the entity's existing assets or liabilities. Where a transaction incorporates one or more options, guarantees or conditional provisions, their commercial effect should be assessed in the context of all the aspects and implications of the transaction, including assessment of the inherent risks and the likelihood of those risks having a commercial effect in practice, in order to determine what assets and liabilities arise from the transaction. Furthermore, in order to recognise assets/liabilities arising from a transaction there must be sufficient evidence of the existence of these items and their monetary amount must be measurable with sufficient reliability.

                  US GAAP has specific revenue recognition criteria that apply to the sale of software products. In particular, where software and other services are sold as part of a bundled contract US GAAP prescribes rules as to the allocation of revenue between the elements of the contract based on vendor specific objective evidence of the fair value of each element of the contract. US GAAP allows that, where vendor specific objective evidence of fair values exists in respect of all undelivered elements of a contract (i.e. elements where the seller has commitments for future performance) but not in respect of delivered elements, revenue can be recognised in respect of the delivered elements using the residual method (i.e. the fair value of the undelivered elements is deferred and the balance of the fee is recognised in respect of the delivered elements). Where the residual method is followed, any discounts given must be allocated entirely against the delivered elements of the contract.

                  Furthermore, if payment of a significant portion of a software licensing fee is not due until after expiration of the license or more than twelve months after delivery, the licensing fee should be presumed not to be fixed or determinable unless this presumption may be overcome by evidence that the vendor has a standard business practice of using long-term or installment contracts and has a history of successfully collecting under the original payment terms without making concessions. If it cannot be concluded that a fee is fixed or determinable at the outset of an arrangement, revenue should be recognised as payments from customers become due (assuming all other conditions for revenue recognition have been satisfied).

                    OXFORD MOLECULAR GROUP: SOFTWARE DIVISION

                     Notes to Combined Financial Statements


         (d)      RESTRUCTURING ACTIONS AND ASSET IMPAIRMENTS

                  Under UK GAAP, the point of time at which a restructuring provision can be recognised arises when an entity establishes a constructive obligation to carry out the restructuring actions. A constructive obligation arises only when an entity has created a formal plan in specified detail and has raised a valid expectation in those affected by the restructuring that it will be carried out. Such an expectation can be created either by commencing the actions or by publicly announcing the plan to those affected by it.

                  Under US GAAP, commitment to a restructuring action occurs when management having the appropriate level of authority approves and commits to the actions, a sufficiently detailed plan exists setting out all the significant steps to complete the plan and commencement and completion of the plan are such that changes in the plan are not likely. In addition, in order to recognise restructuring costs in respect of involuntary employee redundancies the redundancy benefit package must be communicated to the employees affected in sufficient detail to enable them to determine the type and amount of the benefit that they will receive if made redundant.

                  Under UK GAAP where assets are impaired as a direct result of a restructuring action and the requirements to recognise a provision for other costs of that restructuring action have been met then the impairment to the asset's value should be recognised.

                  Under US GAAP, where it is intended that an asset will be abandoned or disposed of as a result of restructuring actions an immediate impairment to the asset's value as a result of these actions should be recognised only if management has the current ability to remove the asset from use. Where an asset cannot currently be removed from operations, management must assess the recoverability of the asset's carrying amount and reconsider its expected useful life and salvage value to assess the appropriate depreciation charge up to the period that it can be considered as being held for abandonment or disposal.

                    OXFORD MOLECULAR GROUP: SOFTWARE DIVISION

                     Notes to Combined Financial Statements


         (e)      CASH FLOWS

                  The Consolidated Cash Flow Statement is prepared in accordance with Financial Reporting Standard No. 1 (revised) `Cash Flow Statements' ("FRS 1"). Its objectives and principles are similar to those set out in SFAS 95. The principal difference between the standards relates to classification. Under FRS 1, the Group presents its cash flows for: (a) operating activities; (b) exceptional non-operating items; (c) dividends from associated undertakings; (d) returns on investments and servicing of finance; (e) taxation; (f) capital expenditure and financial investment; (g) acquisition and disposals; (h) equity dividend paid; and (i) financing. SFAS 95 requires only three categories of cash flow activity:(a) operating; (b) investing; and (c) financing. Cash flows from exceptional non-operating items, dividends from associated undertakings, returns on investments and servicing of finance, and taxation shown under FRS 1 would be included as operating activities under SFAS 95. The payment of dividends would be included as a financing activity under SFAS 95. Changes in overdrafts are included within cash equivalents under FRS 1 and would be considered a financing activity under SFAS 95. Under US GAAP, capital expenditure and financial investment and acquisitions and disposals are reported within investing activities. Had overdrafts been shown as a financing activity in the Consolidated Cash Flow Statement the overdrafts (drawn) repaid would have been $nil million. $nil million and $nil million in the years ended December 31, 1999, 1998 and 1997 respectively. Under UK GAAP, short-term investments include short-term money market deposits of $nil million in 1999, $nil million in 1998 and $nil million in 1997 that would be classified as cash equivalents under US GAAP.

         (f)      STATEMENT OF COMPREHENSIVE INCOME

                  Under UK GAAP, the Group presents a statement of Total Recognised Gains and losses, which is equivalent to a Statement of Comprehensive Income under US GAAP.

                    OXFORD MOLECULAR GROUP: SOFTWARE DIVISION

                     Notes to Combined Financial Statements


         (g)      PROSPECTIVE ACCOUNTING CHANGES

                  In June 1998, the FASB issued Statement of Financial Accounting Standards, ("SFAS") No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. SFAS No. 133 establishes accounting and reporting standards for derivative financial instruments and hedging activities related to those instruments, as well as other hedging activities. Because the Group does not currently hold any derivative instruments and does not engage in hedging activities, the Group expects that SFAS No. 133 would not create significant differences between its financial position, results of operations or cash flows prepared on UK GAAP and US GAAP bases. SFAS No. 133 would apply to the Group in respect of its year ending December 31, 2000 in accordance with SFAS No. 137, which delays the required implementation of SFAS No. 133 for one year.

                  In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") 101, REVENUE RECOGNITION IN FINANCIAL STATEMENTS, which provides guidance related to revenue recognition based on interpretations and practices followed by the SEC. SAB 101 was effective the first fiscal quarter of fiscal years beginning after December 15, 1999 and requires companies to report any changes in revenue recognition as cumulative change in accounting principle at the time of implementation in accordance with Accounting Principles Board Opinion 20, "ACCOUNTING CHANGES." In March 2000, the SEC issued SAB 101A, "AMENDMENT: REVENUE RECOGNITION IN FINANCIAL STATEMENTS," and in June 2000, the SEC issued SAB 101B, "SECOND AMENDMENT: REVENUE RECOGNITION IN FINANCIAL STATEMENTS," which delay the implementation of SAB 101 until the Group's year ending December 31, 2000. The Group expects that SAB 101 would not create significant differences between its financial position, results of operations or cash flows prepared on UK GAAP and US GAAP bases.

                  In March 2000, the FASB issued Interpretation No. 44, ("FIN 44"), ACCOUNTING FOR CERTAIN TRANSACTIONS INVOLVING STOCK COMPENSATION - AN INTERPRETATION OF APB 25. This Interpretation clarifies (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a plan qualifies as a non compensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and
                  (d) the accounting for an exchange of stock compensation awards in a business combination. This Interpretation is effective July 1, 2000, but certain conclusions in this Interpretation cover specific events that occur after either December 15, 1998, or January 12, 2000. To the extent that this Interpretation covers events occurring during the period after December 15, 1998, or January 12, 2000, but before the effective date of July 1, 2000, the effects of applying this Interpretation are recognised on a prospective basis from July 1, 2000. The Group expects that FIN 44 would not create significant differences between its financial position, results of operations or cash flows prepared on UK GAAP and US GAAP bases.

                  The Group does not believe that the effect of the adoption of FRS 16 "Current Taxation" for UK GAAP purposes in the year ending December 31, 2000 will be material.

                    OXFORD MOLECULAR GROUP: SOFTWARE DIVISION

                     Notes to Combined Financial Statements


                  Effects on net earnings of differences between US and UK GAAP:


                                                                                 YEAR ENDED DECEMBER 31,
                                                                        ------------------------------------------
                                                                               1999                   1998
                                                                               $000                   $000
                                                                        -------------------    -------------------
                     Profit/(loss) for the year
                         in conformity with
                         UK GAAP                                              (27,065)                (4,742)

                     US GAAP adjustments:
                         Amortization of re-instated
                           goodwill                          (a)               (7,684)                (8,295)
                         Amortization of intellectual
                           property rights                   (a)               (5,137)                (5,137)
                         Impairment of goodwill              (a)                1,375                 (1,375)
                         Current year revenue
                           recognition adjustments           (c)                2,999                 (2,450)
                         Charges for restructuring           (d)                1,350                     --
                         Impairments arising from
                           restructuring                     (d)                1,196                     --
                                                                        -------------------    -------------------

                     Profit/(loss) for the year in
                         conformity with US GAAP                              (32,966)               (21,999)
                                                                        ===================    ===================


                  Due to the availability of tax losses within the Group, the above adjustments would not give rise to deferred tax differences between US and UK GAAP financial statements.

                    OXFORD MOLECULAR GROUP: SOFTWARE DIVISION

                     Notes to Combined Financial Statements


         Cumulative effect on shareholders' funds of differences between US and UK GAAP:


                                                                           YEAR ENDED DECEMBER 31,
                                                                      ---------------------------------
                                                                           1999               1998
                                                                           $000               $000
                                                                      ----------------   --------------
            Shareholders' funds in conformity with UK
                GAAP                                                       (48,257)           (22,987)

            US GAAP adjustments:
                Reinstate goodwill and intellectual
                  property rights written off
                  directly to reserves                       (a)            67,160             67,160
                Cumulative amortization charges - in
                  respect of reinstated goodwill and
                  intellectual property rights               (a)           (49,793)           (38,347)
                Cumulative effect of revenue
                  recognition adjustments:                   (d)
                    Deferred revenue                                           (69)            (2,835)
                    Accounts receivable                                        (79)              (374)
                Restructuring provision                      (e)             2,546                 --
                                                                      ----------------   --------------

            Shareholders' funds in conformity
                with US GAAP                                               (28,492)             2,617
                                                                      ================   ==============


                    OXFORD MOLECULAR GROUP: SOFTWARE DIVISION

                        Combined Profit and Loss Account


                                                                                            SIX MONTHS ENDED JUNE 30,
                                                     BEFORE                           ----------------------------------
                                                   EXCEPTIONAL        EXCEPTIONAL          2000               1999
                                                      ITEMS              ITEMS             TOTAL              TOTAL
                                                       $000              $000              $000               $000
                                                ----------------   ----------------   ---------------   ---------------
Turnover of continuing operations                         8,438             --                 8,438              9,869

Cost of sales                                              (512)            --                  (512)              (770)
                                                ----------------   ----------------   ---------------   ----------------

Gross profit                                              7,926             --                 7,926              9,099
                                                ----------------   ----------------   ---------------   ----------------

Administrative expenses:
     Amortisation of goodwill and
        intangible fixed assets                            (610)            --                  (610)            (2,108)
     Research and development                            (3,436)            --                (3,436)            (3,436)
     Selling and other administration
        costs                                            (3,643)        (4,083)               (7,726)           (10,135)
                                                ----------------   ----------------   ---------------   ----------------

Operating loss                                              237         (4,083)               (3,846)            (6,580)
                                                ================   ================   ---------------   ----------------

Interest receivable and similar income                                                            --                 22
Interest payable and similar charges                                                            (805)              (164)
                                                                                      ---------------   ----------------

Loss on ordinary activities before
     taxation                                                                                 (4,651)            (6,722)

Tax on loss on ordinary activities                                                               (17)              (212)
                                                                                      ---------------   ----------------

Loss for the financial period
     transferred to reserves                                                                  (4,668)            (6,934)
                                                                                      ===============   ================


         All amounts relate to continuing operations. There were no operations acquired in 2000.

                    OXFORD MOLECULAR GROUP: SOFTWARE DIVISION

                             Combined Balance Sheet


                                                                                                JUNE 30,
                                                                                 --------------------------------------
                                                                                       2000                 1999
                                                                                       $000                 $000
                                                                                 ------------------   -----------------
Fixed assets:
     Intangible assets                                                                      --               7,392
     Tangible assets                                                                     2,037               2,809
                                                                                 ------------------   -----------------

                                                                                         2,037              10,201

Current assets:
     Stock                                                                                  56                  89
     Debtors                                                                             6,624              14,169
     Cash at bank and in hand                                                              816               3,414
                                                                                 ------------------   -----------------

                                                                                         7,496              17,672

Creditors:  amounts falling due within one year                                        (60,893)            (53,514)
                                                                                 ------------------   -----------------

Net current liabilities                                                                (53,397)            (35,842)
                                                                                 ------------------   -----------------

Total assets less current liabilities                                                  (51,360)            (25,641)

Creditors:  amounts falling due after more than one year                                    --              (1,328)
Provisions for liabilities and charges                                                  (1,241)                 --
                                                                                 ------------------   -----------------

Net liabilities                                                                        (52,601)            (26,969)
                                                                                 ------------------   -----------------

Capital and reserves:
     Called up share capital                                                             1,181               1,181
     Share premium account                                                              28,396              28,245
     Other reserves                                                                      8,271               8,271
     Profit and loss account                                                           (90,449)            (64,666)
                                                                                 ------------------   -----------------

Shareholders' funds                                                                    (52,601)            (26,969)
                                                                                 ==================   =================


                    OXFORD MOLECULAR GROUP: SOFTWARE DIVISION

                          Combined Cash Flow Statement


                                                                                        SIX MONTHS ENDED JUNE 30,
                                                                                 -----------------------------------------
                                                                                        2000                  1999
                                                                                        $000                  $000
                                                                                 -------------------   -------------------
Cash (outflow)/inflow from operating activities                                            (810)                1,654
Returns on investments and servicing of finance                                            (102)                 (142)
Taxation                                                                                    (17)                 (212)
Capital expenditure and financial investment                                               (676)                 (811)
                                                                                 -------------------   -------------------

Cash (outflow)/inflow before use of liquid
     resources and financing                                                             (1,605)                  489

Management of liquid resources                                                               --                    --
Financing                                                                                    --                    --
                                                                                 -------------------   -------------------

(Decrease)/increase in cash in the period                                                (1,605)                  489
                                                                                 ===================   ===================


                          Combined Statements of Total
                           Recognised Gains and Losses


                                                                                        SIX MONTHS ENDED JUNE 30,
                                                                                 -----------------------------------------
                                                                                        2000                  1999
                                                                                        $000                  $000
                                                                                 -------------------   -------------------
Loss for the financial period                                                            (4,668)               (6,934)
Foreign currency translation adjustment                                                     324                 2,952
                                                                                 -------------------   -------------------

Total recognised losses relating to the period                                           (4,344)               (3,982)
                                                                                 ===================   ===================


                    OXFORD MOLECULAR GROUP: SOFTWARE DIVISION

                     Notes to Combined Financial Statements

                             June 30, 2000 and 1999


(1)      ACCOUNTING POLICIES

         The combined profit and loss account and balance sheet for the half year periods ended June 30, 2000 and June 30, 1999 have been prepared on a basis consistent with the accounting policies disclosed in the combined financial statements of the Oxford Molecular Group Software Division for the three years ended December 31, 1999.

(2)      EXCEPTIONAL CHARGES

         Exceptional charges represent costs of reorganising the business operations, including relocation costs and duplicated operating costs. These costs did not qualify to be recognised as part of the restructuring provision recorded as of December 31, 1999.

(3)      UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

         The combined financial statements have been prepared in accordance with United Kingdom generally accepted accounting principles (UK GAAP) which differ in certain significant respects from generally accepted accounting principles in the United States of America (US GAAP). A description of the significant differences between UK GAAP and US GAAP, including presentation differences, that are applicable to the Group, is set out in the combined financial statements for the three years ended December 31, 1999.

         Effects on net earnings of differences between US and UK GAAP:


                                                                                     PERIOD ENDED JUNE 30,
                                                                              ------------------------------------
                                                                                   2000                1999
                                                                                   $000                $000
                                                                              ----------------    ----------------
           Loss for the period in conformity
               with UK GAAP                                                         (4,668)             (6,934)

           US GAAP adjustments:
               Amortization of re-instated
                 goodwill                                                           (2,479)             (3,842)
               Amortization of intellectual
                 property rights                                                    (2,568)             (2,568)
               Impairment of goodwill                                                   --                 688
               Current year revenue recognition
                 adjustments:
                   Deferred revenue                                                     69               1,213
                   Accounts receivable                                                (156)                197
               Charges for restructuring                                            (2,546)                 --
                                                                              ----------------    ----------------

           Profit/(loss) for the period in
               conformity with US GAAP                                             (12,348)            (11,246)
                                                                              ================    ================



         Due to the availability of tax losses within the Group, the above adjustments would not give rise to deferred tax differences between US and UK GAAP financial statements.

                    OXFORD MOLECULAR GROUP: SOFTWARE DIVISION

                     Notes to Combined Financial Statements

                             June 30, 2000 and 1999


         Cumulative effect on shareholders' funds of differences between US and UK GAAP:


                                                                                      PERIOD ENDED JUNE 30,
                                                                                ----------------------------------
                                                                                     2000               1999
                                                                                     $000               $000
                                                                                ---------------    ---------------
           Shareholders' funds in conformity with
               UK GAAP                                                               (52,601)           (26,969)

           US GAAP adjustments:
               Reinstate goodwill and intellectual
                 property rights written off directly
                 to reserves                                                          67,160             67,160
               Cumulative amortization charges - in
                 respect of reinstated goodwill and
                 intellectual property rights                                        (54,840)           (44,069)
               Cumulative effect of revenue recognition adjustments:
                   Deferred revenue                                                       --             (1,622)
                   Accounts receivable                                                  (235)              (177)
                                                                                ---------------    ---------------

           Shareholders' funds in conformity with
               US GAAP                                                               (40,516)            (5,677)
                                                                                ===============    ===============


(4)      STATUS OF COMBINED FINANCIAL STATEMENTS FOR THE PERIOD ENDED JUNE 30,
         2000

         The financial information included in these half year combined financial statements does not comprise statutory financial statements within the meaning of Section 240 of the United Kingdom Companies act 1985.

                               PHARMACOPEIA, INC.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANICAL INFORMATION


         The following unaudited pro forma condensed combined financial statements give effect to the acquisition by Pharmacopeia ("Acquisition") of the Oxford Molecular Group: Software Division ("Oxford"), which consists of the entire issued share capital of Oxford Molecular Limited and Chemical Design Holdings plc and all the outstanding stock of Oxford Molecular Group, Inc.

         The unaudited pro forma condensed combined financial information is based on the consolidated financial statements of Pharmacopeia giving effect to the Acquisition under the assumptions and adjustments outlined in the accompanying notes to unaudited pro forma condensed combined financial information. Such pro forma adjustments are based upon available information and upon certain assumptions that Pharmacopeia's management believes are reasonable under the circumstances. These pro forma financial statements are presented for illustrative purposes only and therefore are not necessarily indicative of the operating results or financial position that might have been achieved had the Acquisition occurred as of an earlier date, nor are they necessarily indicative of operating results or financial position which may occur in the future.

         The unaudited pro forma condensed combined balance sheet is provided as of June 30, 2000, giving effect to the Acquisition as though it had been consummated on that date. The unaudited pro forma combined condensed statements of operations are provided for the year ended December 31, 1999 and the six months ended June 30, 2000, giving effect to the Acquisition as though it had occurred as of January 1, 1999.

         Pharmacopeia's condensed financial information included in these pro forma financial statements is derived from its June 30, 2000 unaudited consolidated financial statements included in its Form 10-Q for the same period, and from its December 31, 1999 audited consolidated financial statements included in its most recent Form 10-K/A. Oxford's financial information included in these pro forma financial statements is derived from its June 30, 2000 unaudited combined financial statements, and from its December 31, 1999 audited combined financial statements both of which are included as exhibits to this filing. Oxford's financial statements included in the pro forma information as of all dates and for all periods presented have been adjusted, where appropriate, to present Oxford's financial position and results of operations in accordance with generally accepted accounting principles in the United States. These adjustments are more fully described in Oxford's June 30, 2000 unaudited combined financial statements, and in its December 31, 1999 audited combined financial statements, both of which are included as exhibits to this filing.

         Pharmacopeia's unaudited condensed consolidated financial statements as of June 30, 2000 and for the six months then ended, and Oxford's unaudited combined financial statements as of June 30, 2000 and for the six months then ended, have been prepared in accordance with generally accepted accounting principles applicable to interim financial information, after giving effect to adjustments to present Oxford's financial statements in accordance with accounting principles in the United States, and in the opinions of Pharmacopeia's and Oxford's respective management, include all adjustments necessary for a fair presentation of financial information for such interim periods.

                               PHARMACOPEIA, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               AS OF JUNE 30, 2000

                    (in thousands, except per share amounts)


                                                                                       US GAAP       PRO FORMA
                                                   PHARMACOPEIA        OXFORD        ADJUSTMENTS    ADJUSTMENTS      PRO FORMA
                                                  ----------------------------------------------   ------------    ------------
Current assets:
  Cash and cash equivalents                              $ 65,568      $    816               -       $(19,618)  3    $ 46,766
  Marketable securities                                   112,803             -               -              -         112,803
  Trade receivables, net                                   19,096         6,624            (235)          (250)  2      25,235
  Other current assets                                      3,768            56               -            (75)  2       3,749

                                                  ----------------------------------------------   ------------    ------------
Total current assets                                      201,235         7,496            (235)       (19,943)        188,553

Property and equipment, net                                10,883         2,037               -           (275)  2      12,645
Capitalized software, net                                   6,169             -               -         11,700   4      17,869
Goodwill and other intangibles, net                        23,530             -          12,320          8,923   4      44,773
Other assets                                                1,108             -               -              -           1,108

                                                  ----------------------------------------------   ------------    ------------
Total assets                                             $242,925      $  9,533         $12,085       $    405        $264,948
                                                  ==============================================   ============    ============

Current liabilities:
Accounts payable                                         $  2,904      $    732               -              -        $  3,636
Accrued liabilities                                        15,024        57,931               -        (37,536)  5      35,419
Deferred revenue, current portion                          21,425         3,471               -              -          24,896

                                                  ----------------------------------------------   ------------    ------------
Total current liabilities                                  39,353        62,134               -        (37,536)         63,951

Other long term liabilities                                   262             -               -              -             262
Deferred revenue - long term                                4,846             -               -              -           4,846

Stockholders' Equity:
  Common stock                                                  2         1,181               -         (1,181)  1           2
  Additional paid in capital                              271,484        36,667               -        (36,667)  1     271,484
  Accumulated deficit                                     (71,777)      (90,449)         12,085         75,789   1     (74,352)
  Accumulated comprehensive loss                           (1,245)            -               -              -          (1,245)

                                                  ----------------------------------------------   ------------    ------------
Total stockholders' equity                                198,464       (52,601)         12,085         37,941         195,889
                                                  ----------------------------------------------   ------------    ------------
Total liabilities and stockholders' equity               $242,925      $  9,533         $12,085       $    405        $264,948
                                                  ==============================================   ============    ============


        See accompanying notes to Unaudited Pro Forma Condensed Combined
                              Financial Information

                               PHARMACOPEIA, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                    (in thousands, except per share amounts)


                                                                                 US GAAP       PRO FORMA
                                              PHARMACOPEIA        OXFORD       ADJUSTMENTS    ADJUSTMENTS      PRO FORMA
                                             ---------------------------------------------   ------------    ------------
Revenue:
  Drug discovery services                           $ 34,581     $      -         $     -    $         -     $    34,581
  Software license, service and other                 60,943       18,306           2,999              -          82,248
  Hardware                                             8,435            -               -              -           8,435
                                             ---------------------------------------------   ------------    ------------
    Total revenue                                    103,959       18,306           2,999              -         125,264

Cost of revenue:
  Drug discovery services                             20,814            -               -              -          20,814
  Software license, service and other                  7,430        2,307           5,137          3,900  4       18,774
  Hardware                                             7,512            -               -              -           7,512
                                             ---------------------------------------------   ------------    ------------
    Total cost of revenue                             35,756        2,307           5,137          3,900          47,100

Gross margin                                          68,203       15,999          (2,138)        (3,900)         78,164

Operating costs and expenses:
  Research and development                            27,282       11,839               -              -          39,121
  Sales, general and administrative                   40,404       19,115               -            700  4       60,219
  Restructuring costs                                      -        3,800          (2,546)             -           1,254
  Impairment of Goodwill and intangible
     fixed assets                                          -        6,471               -              -           6,471
  Goodwill amortization                                  368        2,121           6,309          3,829  4       12,627
                                             ---------------------------------------------   ------------    ------------
    Total operating costs and expenses                68,054       43,346           3,763          4,529         119,692

Operating income (loss)                                  149      (27,347)         (5,901)        (8,429)        (41,528)

Interest and other income, net                         4,122          (76)              -         (1,663) 6        2,383
                                             ---------------------------------------------   ------------    ------------
Income (loss) before provision (benefit)
  for income taxes                                     4,271      (27,423)         (5,901)       (10,092)        (39,145)
Provision (benefit) for income taxes                     500         (358)              -              -             142
                                             ---------------------------------------------   ------------    ------------
Net income (loss)                                   $  3,771     $(27,065)        $(5,901)   $   (10,092)    $   (39,287)
                                             =============================================   ============    ============

Earnings per share - basic                          $   0.19                                                      ($2.00)
Weighted average shares outstanding - basic           19,684                                                      19,684

Earnings per share - diluted                        $   0.19                                                      ($2.00)
Weighted average shares outstanding - diluted         20,294                                                      19,684


        See accompanying notes to Unaudited Pro Forma Condensed Combined
                              Financial Information

                               PHARMACOPEIA, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2000

                    (in thousands, except per share amounts)


                                                                                   US GAAP       PRO FORMA
                                                   PHARMACOPEIA      OXFORD      ADJUSTMENTS    ADJUSTMENTS        PRO FORMA
                                                  ------------------------------------------   --------------    --------------
Revenue:
  Drug discovery services                           $ 22,767        $     -         $     -          $     -          $ 22,767
  Software license, service and other                 26,246          8,438             (87)               -            34,597
  Hardware                                             2,728              -               -                -             2,728
                                                  ------------------------------------------   --------------    --------------
    Total revenue                                     51,741          8,438             (87)               -            60,092

Cost of revenue:
  Drug discovery services                             12,099              -               -                -            12,099
  Software license, service and other                  3,987            512           2,568            1,950  4          9,017
  Hardware                                             2,429              -               -                -             2,429
                                                  ------------------------------------------   --------------    --------------
    Total cost of revenue                             18,515            512           2,568            1,950            23,545

Gross margin                                          33,226          7,926          (2,655)          (1,950)           36,547

Operating costs and expenses:
  Research and development                            11,790          3,436               -                -            15,226
  Sales, general and administrative                   20,036          3,643               -              350  4         24,029
  Restructuring costs                                      -          4,083           2,546                -             6,629
  In process R&D write off                             6,400              -               -                -             6,400
  Goodwill amortization                                1,072            610           2,479            1,914  4          6,075
                                                  ------------------------------------------   --------------    --------------
    Total operating costs and expenses                39,298         11,772           5,025            2,264            58,359

Operating loss                                        (6,072)        (3,846)         (7,680)          (4,214)          (21,812)

Interest and other income, net                         3,862           (805)              -              (65) 6          2,992
                                                  ------------------------------------------   --------------    --------------
Loss before provision for income taxes                (2,210)        (4,651)         (7,680)          (4,279)          (18,820)
Provision for income taxes                               519             17               -                -               536
                                                  ------------------------------------------   --------------    --------------
Net loss                                            $ (2,729)       $(4,668)        $(7,680)         $(4,279)         $(19,356)
                                                  ==========================================   ==============    ==============

Earnings per share - basic                          $  (0.12)                                                         $  (0.88)
Weighted average shares outstanding - basic           22,051                                                            22,051

Earnings per share - diluted                        $  (0.12)                                                         $  (0.88)
Weighted average shares outstanding - diluted         22,051                                                            22,051


        See accompanying notes to Unaudited Pro Forma Condensed Combined
                              Financial Information

                               PHARMACOPEIA, INC.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANICAL INFORMATION


1. To eliminate Oxford's historical equity accounts. The accumulated deficit is also adjusted for $2,340,000 of the purchase price representing the estimated fair value of Oxford's in-process research and development, which was immediately expensed upon consummation of the acquisition.

2. To adjust certain acquired assets to market value and in the period subsequent to June 30, 2000 through September 6, 2000 (acquisition date), Oxford recorded a charge of $250,000 to increase the allowance for doubtful accounts.

3. To record the portion of the total cash paid to the sellers of $18,704,000, and cash paid for acquisition costs and expenses of $914,000.

4. Pharmacopeia expects amounts assigned to identifiable intangible assets in the purchase price allocation to be approximately $32,943,000. Pharmacopeia expects annual and semi-annual amortization thereof to be approximately $8,429,000 and $4,214,000, respectively. The identifiable intangible assets and their value and respective useful lives are as follows:


                  Existing Technology       $11,700,000                3 years
                  Assembled Work Force        2,100,000                3 years
                  Goodwill                   19,143,000                5 years


5. To reflect the capitalization of intercompany payables Oxford owed to its previous parent of $47,251,000, and to record estimated costs of office consolidations, severance and relocation associated with the acquisition of $4,308,000.

6. To reduce interest expense related to Oxford interest bearing liabilities to be repaid soon after the acquisition, and to reflect lost interest income on cash of $19,618,000 used to complete the acquisition, and on cash of $6,008,000 which will be used to settle certain liabilities shortly after the acquisition.

                                  EXHIBIT INDEX


         Exhibit Number                      Description
         --------------                      -----------
               2           Agreement for the sale and purchase of the entire
                           issued share capital of Oxford Molecular Limited and
                           Chemical Design Holdings plc and all of the
                           outstanding stock of Oxford Molecular Group, Inc.
                           dated August 8, 2000 between Oxford Molecular Group
                           Plc, Molecular Simulations, Inc. and Pharmacopeia,
                           Inc. (Filed as an exhibit to Pharmacopeia's Current
                           Report on Form 8-K filed with the Securities and
                           Exchange Commission on August 16, 2000, and
                           incorporated herein by reference.)

               23          Consent of KPMG LLP, Independent Auditors.

               99 Text of press release, dated September 6, 2000, issued by Pharmacopeia, Inc. (Filed as an exhibit to Pharmacopeia's Current Report on Form 8-K filed with
                           The Securities and Exchange Commission on September
                           20, 2000, and incorporated herein by reference.)
